ProPetro Reports Financial Results for the Third Quarter of 2024 MIDLAND, Texas, October 30, 2024, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the third quarter of 2024. Third Quarter 2024 Results and Highlights • Total revenue of $361 million increased 1% compared to the prior quarter. • Net loss was $137 million ($1.32 loss per diluted share) as compared to a net loss of $4 million in the prior quarter ($0.03 loss per diluted share). ◦ The net loss in the third quarter included a noncash impairment expense of $189 million related to the Company's Tier II diesel-only pumping units and related conventional equipment in our hydraulic fracturing operating segment which currently represent a diminishing part of our active fleets. • Adjusted Net Income in the quarter was $13 million which excludes the noncash impairment expense. • Adjusted EBITDA(1) of $71 million was 20% of revenue and increased 8% compared to the prior quarter. • Repurchased and retired 1.3 million shares during the quarter with total repurchases of 12.6 million shares representing approximately 11% of outstanding shares since plan inception in May 2023. • Year-to-date net cash provided by operating activities, Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration(2) were $214 million, $84 million, and $105 million, respectively. • Three FORCE® electric-powered hydraulic fracturing fleets are now operating under contract with leading customers with a fourth expected to be deployed by year-end and a fifth to be deployed in early 2025. (1) Adjusted Net Income (Loss) and Adjusted EBITDA are non-GAAP financial measures and are described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.” (2) Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration are non-GAAP financial measures and are described and reconciled to net cash from operating activities in the table under “Non-GAAP Financial Measures." Management Comments Sam Sledge, Chief Executive Officer, commented, "ProPetro’s third quarter results reflect our team’s success in advancing our strategy, even in a turbulent market environment. Thanks to our decisive actions and despite moderated customer spending and activity levels, ProPetro delivered strong financial performance in the third quarter, while returning capital to shareholders and capturing additional market share. With three FORCE® electric fleets in the field, a fourth and fifth on the way, and plans to order and deploy more electric assets, ProPetro is meeting the growing demand for our next-generation services and solidifying our leadership position in the Permian Basin. The Company's strong financial performance, driven by our investment in industrialized equipment solutions and services, is supported by our commitment to operational excellence and financial discipline. In 2024, we have proven our ability to execute our strategy and are demonstrating the tremendous potential of ProPetro." David Schorlemer, Chief Financial Officer, said, "Our third quarter results are signaling continued reliability of financial performance in our business. While short-term working capital headwinds impacted free cash flow, Adjusted EBITDA less our incurred capital expenditures remained strong. Additionally, revenues and Adjusted EBITDA were favorably impacted by improved utilization and cost management despite unfavorable weather delays during the quarter. Capital spending remained low leading to a reduction in our full year capital expenditure guidance for the second time this year. During the quarter, we also recorded a noncash impairment expense of approximately $189 million on our Tier II diesel-only hydraulic fracturing equipment. We view this impairment as validation of our strategy, including our decision years ago to begin transitioning our fleet towards next generation gas burning equipment." Third Quarter 2024 Financial Summary EXHIBIT 99.1

Revenue was $361 million, compared to $357 million for the second quarter of 2024. The 1.1% increase in revenue was largely attributable to a full quarter of AquaPropSM wet sand solutions partially offset by unfavorable weather impacts in our hydraulic fracturing and wireline businesses during the quarter. Cost of services, excluding depreciation and amortization of approximately $52 million relating to cost of services, were $268 million during the third quarter of 2024. General and administrative ("G&A") expense of $28 million decreased from $31 million in the second quarter of 2024. G&A expense excluding nonrecurring and noncash items (stock-based compensation, transaction expense, and other items) of $6 million, was $22 million, or 6.1% of revenue, a decrease of 12% vs. the prior quarter. Net loss totaled $137 million, or $1.32 per diluted share, compared to net loss of $4 million, or $0.03 per diluted share, for the second quarter of 2024. During the quarter, the Company recorded a noncash impairment expense of approximately $189 million for its conventional Tier II diesel-only pumping units and related equipment following a comprehensive assessment in compliance with GAAP standards. The Company is on track to increase its portfolio of next-generation, lower-emissions hydraulic fracturing equipment to approximately 75% of its total fleet by the end of 2024, ensuring alignment with industry trends and customer preferences. Adjusted Net Income in the third quarter was $13 million which excludes the noncash impairment expense compared to an Adjusted Net Loss of $4 million in the second quarter of 2024. Adjusted EBITDA increased to $71 million from $66 million in the second quarter of 2024 primarily related to increased revenues and improved cost management noted above. Net cash provided by operating activities was $35 million as compared to $105 million in the prior quarter, with an investment in working capital during the third quarter. Share Repurchase Program On April 24, 2024, the Company announced a $100 million increase to its share repurchase program, increasing it to a total of $200 million while extending the plan to May 2025. During the third quarter, the Company repurchased and retired 1.3 million shares for $10 million. Since inception, the Company has acquired and retired 12.6 million shares representing approximately 11% of its outstanding shares. Liquidity and Capital Spending As of September 30, 2024, total cash was $47 million and our borrowings under the ABL Credit Facility were $45 million. Total liquidity at the end of the third quarter of 2024 was $127 million including cash and $80 million of available capacity under the ABL Credit Facility. Capital expenditures incurred during the third quarter of 2024 were $37 million, which primarily related to maintenance and support equipment for our FORCE® electric hydraulic fracturing fleet deployments. Net cash used in investing activities as shown on the statement of cash flows during the third quarter of 2024 was $40 million. Guidance For the second time this year, the Company is reducing its full-year 2024 capital expenditure guidance to be between $150 million to $175 million, down from prior guidance of $175 million to $200 million. During the third quarter, 14 hydraulic fracturing fleets were active and we expect to run approximately 14 active frac fleets in the fourth quarter of 2024. Outlook EXHIBIT 99.1

Mr. Sledge added, “Looking ahead, while we do expect some industry softness through normal seasonality and budget exhaustion in the fourth quarter, demand for our services remains strong. We believe ProPetro is uniquely positioned to capture the opportunities ahead and win quality market share. We remain confident in our ability to deliver strong financial results through the remainder of this year, in 2025, and beyond. To achieve this, we are focused on controlling what we can, through decisive actions that ensure prudent cost management and capital discipline. With healthy liquidity, a clean balance sheet and the derisking of future earnings through our next generation equipment and associated contracts, we believe ProPetro is optimally positioned to continue transitioning our fleet, strategically pursue organic and inorganic growth and deliver tangible, sustainable and increased value to our shareholders." Conference Call Information The Company will host a conference call at 8:00 AM Central Time on Wednesday, October 30, 2024, to discuss financial and operating results for the third quarter of 2024. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 6437367. The Company has also posted the scripted remarks on its website. About ProPetro ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com. Forward-Looking Statements Except for historical information contained herein, the statements and information in this news release and discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” "continue," and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward-looking statements. Our forward-looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy and our share repurchase program. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward- looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the global macroeconomic uncertainty related to the conflict in the Israel-Gaza region and continued hostilities in the Middle East, including rising tensions with Iran, and the Russia- Ukraine war, general economic conditions, including the impact of continued inflation and central bank policy actions, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be EXHIBIT 99.1 given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: David Schorlemer Chief Financial Officer david.schorlemer@propetroservices.com 432-227-0864 Matt Augustine Director, Corporate Development and Investor Relations matt.augustine@propetroservices.com 432-219-7620 ### EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited) Three Months Ended September 30, 2024 June 30, 2024 September 30, 2023 REVENUE - Service revenue $ 360,868 $ 357,021 $ 423,804 COSTS AND EXPENSES Cost of services (exclusive of depreciation and amortization) 267,555 265,845 292,490 General and administrative (inclusive of stock- based compensation) 28,356 30,910 28,597 Depreciation and amortization 54,299 57,522 45,361 Impairment expense 188,601 — — Loss on disposal of assets 2,149 3,277 12,673 Total costs and expenses 540,960 357,554 379,121 OPERATING (LOSS) INCOME (180,092) (533) 44,683 OTHER (EXPENSE) INCOME: Interest expense (1,939) (1,965) (1,169) Other income (expense), net 3,599 2,403 1,883 Total other (expense) income, net 1,660 438 714 INCOME (LOSS) BEFORE INCOME TAXES (178,432) (95) 45,397 INCOME TAX BENEFIT (EXPENSE) 41,365 (3,565) (10,644) NET (LOSS) INCOME $ (137,067) $ (3,660) $ 34,753 NET (LOSS) INCOME PER COMMON SHARE: Basic $ (1.32) $ (0.03) $ 0.31 Diluted $ (1.32) $ (0.03) $ 0.31 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic 104,121 106,303 112,286 Diluted 104,121 106,303 112,698 NOTE: Certain reclassifications to loss on disposal of assets and depreciation and amortization have been made to the statement of operations and the statement of cash flows for the periods prior to 2024 to conform to the current period presentation. EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited) September 30, 2024 December 31, 2023 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 46,566 $ 33,354 Accounts receivable - net of allowance for credit losses of $236 and $236, respectively 225,617 237,012 Inventories 16,743 17,705 Prepaid expenses 9,453 14,640 Short-term investment, net 7,405 7,745 Other current assets 1,037 353 Total current assets 306,821 310,809 PROPERTY AND EQUIPMENT - net of accumulated depreciation 716,823 967,116 OPERATING LEASE RIGHT-OF-USE ASSETS 127,085 78,583 FINANCE LEASE RIGHT-OF-USE ASSETS 35,562 47,449 OTHER NONCURRENT ASSETS: Goodwill 26,754 23,624 Intangible assets - net of amortization 65,155 50,615 Other noncurrent assets 2,010 2,116 Total other noncurrent assets 93,919 76,355 TOTAL ASSETS $ 1,280,210 $ 1,480,312 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 128,615 $ 161,441 Accrued and other current liabilities 73,738 75,616 Operating lease liabilities 33,532 17,029 Finance lease liabilities 18,967 17,063 Total current liabilities 254,852 271,149 DEFERRED INCOME TAXES 63,882 93,105 LONG-TERM DEBT 45,000 45,000 NONCURRENT OPERATING LEASE LIABILITIES 56,275 38,600 NONCURRENT FINANCE LEASE LIABILITIES 18,145 30,886 OTHER LONG-TERM LIABILITIES 9,100 3,180 Total liabilities 447,254 481,920 COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY: Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively — — Common stock, $0.001 par value, 200,000,000 shares authorized, 103,282,917 and 109,483,281 shares issued, respectively 103 109 Additional paid-in capital 884,616 929,249 Retained earnings (accumulated deficit) (51,763) 69,034 Total shareholders’ equity 832,956 998,392 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 1,280,210 $ 1,480,312 EXHIBIT 99.1

PROPETRO HOLDING CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) Nine Months Ended September 30, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES: Net (loss) income $ (120,797) $ 102,743 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization 164,027 124,749 Impairment expense 188,601 — Deferred income tax (benefit) expense (29,224) 28,753 Amortization of deferred debt issuance costs 327 250 Stock-based compensation 12,975 10,604 Loss on disposal of assets 11,884 62,117 Unrealized loss on short-term investment 340 2,120 Noncash gain from adjustment of business acquisition contingent consideration (1,800) — Changes in operating assets and liabilities, net of effects of business acquisition: Accounts receivable 21,876 (44,832) Other current assets (480) (2,584) Inventories 962 (4,520) Prepaid expenses 4,966 (275) Accounts payable (31,933) 9,584 Accrued and other current liabilities (7,292) 16,362 Net cash provided by operating activities 214,432 305,071 CASH FLOWS FROM INVESTING ACTIVITIES: Capital expenditures (112,449) (320,747) Business acquisition, net of cash acquired (21,038) — Proceeds from sale of assets 2,884 7,976 Net cash used in investing activities (130,603) (312,771) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from borrowings — 30,000 Repayments of borrowings — (15,000) Payment of debt issuance costs — (1,179) Payments on finance lease obligations (13,067) (889) Tax withholdings paid for net settlement of equity awards (1,377) (3,506) Share repurchases (55,729) (36,258) Payment of excise tax on share repurchases (444) — Net cash used in financing activities (70,617) (26,832) NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS 13,212 (34,532) CASH AND CASH EQUIVALENTS - Beginning of period 33,354 88,862 CASH AND CASH EQUIVALENTS - End of period $ 46,566 $ 54,330 EXHIBIT 99.1

EXHIBIT 99.1

Reportable Segment Information

(in thousands)	Three Months Ended September 30, 2024				
	Hydraulic Fracturing	Wireline	All Other	Reconciling Items	Total
Service revenue	$ 274,138	$ 47,958	$ 38,920	$ (148)	$ 360,868
Adjusted EBITDA	$ 66,166	$ 9,194	$ 8,989	$ (13,219)	$ 71,130
Depreciation and amortization	$ 46,752	$ 5,260	$ 2,264	$ 23	$ 54,299
Impairment expense (1)	$ 188,601	$ —	$ —	$ —	$ 188,601
Operating lease expense on FORCE® fleets (2)	$ 12,516	$ —	$ —	$ —	$ 12,516
Capital expenditures incurred	$ 33,465	$ 1,757	$ 1,575	$ 38	$ 36,835

(in thousands)	Three Months Ended June 30, 2024				
	Hydraulic Fracturing	Wireline	All Other	Reconciling Items	Total
Service revenue	$ 271,628	$ 49,202	$ 36,277	$ (86)	$ 357,021
Adjusted EBITDA	$ 63,623	$ 10,793	$ 6,583	$ (14,937)	$ 66,062
Depreciation and amortization	$ 50,082	$ 5,129	$ 2,279	$ 32	$ 57,522
Operating lease expense on FORCE® fleets (2)	$ 11,533	$ —	$ —	$ —	$ 11,533
Capital expenditures incurred	$ 25,631	$ 1,943	$ 4,376	$ —	$ 31,950

(1) Represents noncash impairment expense related to our Tier II diesel-only and related conventional equipment.

(2) Represents lease cost related to operating leases on our FORCE® electric-powered hydraulic fracturing fleets. This cost is recorded within cost of services in our condensed consolidated statements of operations.

Non-GAAP Financial Measures

Adjusted Net Income (Loss), Adjusted EBITDA, Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration are not financial measures presented in accordance with GAAP. We define Adjusted Net Income (Loss) as net income (loss) plus impairment expense, less income tax benefit. We define EBITDA as net income (loss) plus (i) interest expense, (ii) income tax expense (benefit) and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA plus (i) loss (gain) on disposal of assets, (ii) stock-based compensation, (iii) other expense (income), (iv) other unusual or nonrecurring (income) expenses such as costs related to asset acquisitions, insurance recoveries, one-time professional fees and legal settlements and (v) retention bonus and severance expense. We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities. We define Free Cash Flow adjusted for Acquisition Consideration as Free Cash Flow excluding net cash paid as consideration for business acquisitions.

We believe that the presentation of these non-GAAP financial measures provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted Net Income (Loss), Adjusted EBITDA, and net cash from operating activities is the GAAP measure most directly comparable to Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted Net Income (Loss), Adjusted EBITDA, Free Cash Flow or Free Cash Flow adjusted for Acquisition Consideration in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted Net Income (Loss), Adjusted EBITDA, Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration may be defined differently by other companies in our industry, our definitions of these non- GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) Three Months Ended (in thousands) September 30, 2024 June 30, 2024 Net loss $ (137,067) $ (3,660) Impairment expense (1) 188,601 — Income tax benefit (38,230) — Adjusted Net Income (Loss) $ 13,304 $ (3,660) (1) Represents the noncash impairment expense of our conventional Tier II diesel-only hydraulic fracturing pumps and associated conventional assets. Reconciliation of Net Income (Loss) to Adjusted EBITDA Three Months Ended (in thousands) September 30, 2024 June 30, 2024 Net loss $ (137,067) $ (3,660) Depreciation and amortization 54,299 57,522 Impairment expense (1) 188,601 — Interest expense 1,939 1,965 Income tax (benefit) expense (41,365) 3,565 Loss on disposal of assets 2,149 3,277 Stock-based compensation 4,615 4,618 Other income, net (2) (3,599) (2,403) Other general and administrative expense, net 346 1,113 Retention bonus and severance expense 1,212 65 Adjusted EBITDA $ 71,130 $ 66,062 (1) Represents the noncash impairment expense of our conventional Tier II diesel-only hydraulic fracturing pumps and associated conventional assets. (2) Other income for the three months ended September 30, 2024 is primarily comprised of tax refunds of $1.8 million and a $1.8 million decrease in the estimated fair value of the contingent consideration payable on our acquisition of AquaProp LLC. Other income for the three months ended June 30, 2024 is primarily comprised of tax refunds of $1.7 million and a $0.7 unrealized gain on short-term investment. EXHIBIT 99.1

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Free Cash Flow adjusted for Acquisition Consideration Three Months Ended (in thousands) September 30, 2024 June 30, 2024 Net Cash provided by Operating Activities $ 34,669 $ 104,941 Net Cash used in Investing Activities (39,680) (57,076) Free Cash Flow (5,011) 47,865 Acquisition Consideration — 21,038 Free Cash Flow adjusted for Acquisition Consideration $ (5,011) $ 68,903 Nine Months Ended (in thousands) September 30, 2024 September 30, 2023 Net Cash provided by Operating Activities $ 214,432 $ 305,071 Net Cash used in Investing Activities (130,603) (312,771) Free Cash Flow 83,829 (7,700) Acquisition Consideration 21,038 — Free Cash Flow adjusted for Acquisition Consideration $ 104,867 $ (7,700) EXHIBIT 99.1